                                                Rule 424(b)(2) and Rule 424(c)
                                                    Registration No. 333-48443


PRICING SUPPLEMENT NO. 1        Dated: May 14, 1998
(To Prospectus dated March 25, 1998 and Prospectus Supplement dated April 13, 1998)


                                   $45,000,000

                                    TRW Inc.
                           MEDIUM-TERM NOTES, SERIES D
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


         Principal Amount:                                $45,000,000

         Type of Note:                                    Fixed Rate

         Form of Note:                                    Book-Entry

         Interest Rate:                                   6.38%

         Price to Public:                                 100% of principal amount

         Original Issue Date:                             May 19, 1998

         Stated Maturity Date:                            May 19, 2008

         Interest Payment Dates:                          April 15, October 15
                                                          (commencing October 15, 1998)

         Redemption Terms:                                Cannot be redeemed
           (at option of the Company)                     prior to Stated Maturity

         Repayment Terms:                                 Cannot be repaid
           (at option of the Holder)                      prior to Stated Maturity

         Selling Agents and                               Morgan Stanley & Co. Incorporated
         Agents' Capacity:                                Principal

                                                          J.P. Morgan Securities Inc.
                                                          Agent

                                                          Goldman, Sachs & Co.
                                                          Agent

         Agents' Commission:                              0.625%

OTHER:


PLAN OF DISTRIBUTION

     Morgan Stanley & Co. Incorporated has purchased the Fixed Rate Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Morgan Stanley & Co. Incorporated.













                                      PS-2